Exhibit 99.1

Healthpeak Properties, Inc. and Healthpeak OP, LLC Complete Consent Solicitation and Offers to Guarantee and Receive Required Consents to Amend Physicians Realty L.P. Indentures

February 26, 2024

DENVER—(BUSINESS WIRE)— Healthpeak Properties, Inc. (NYSE: PEAK) (“Healthpeak”) today announced that, in connection with its and Healthpeak OP, LLC’s (“Healthpeak OP”) previously announced consent solicitation and offers to guarantee for Physicians Realty L.P. (a consolidated subsidiary of Physicians Realty Trust (NYSE: DOC) (“Physicians Realty Trust” or “DOC”)) senior notes related to Healthpeak’s agreement to merge with Physicians Realty Trust (the “Merger”), it has received the required consents from the holders of the outstanding Physicians Realty L.P. senior notes listed below (collectively, the “DOC Notes”) to adopt the proposed amendments to each of the supplemental indentures to the Senior Indenture (each, an “Indenture”) governing such DOC Notes.

Issuer	Debt Security Description	CUSIP No.	Aggregate Principal Amount	Consent Payment
Physicians Realty L.P.	4.300% Senior Notes due 2027	71951Q AA0	$400,000,000	$1.00 per $1,000
Physicians Realty L.P.	3.950% Senior Notes due 2028	71951Q AB8	$350,000,000	$1.00 per $1,000
Physicians Realty L.P.	2.625% Senior Notes due 2031	71951Q AC6	$500,000,000	$1.00 per $1,000

The adoption of the amendments for each Indenture required consents from at least a majority in aggregate principal amount of each series of DOC Notes outstanding under such Indenture as of the record date for the consent solicitation and offers to guarantee, 5:00 p.m., New York City time, on February 9, 2024. Global Bondholder Services Corporation, the Tabulation Agent, has advised Healthpeak that as of the expiration time for the consent solicitation and offers to guarantee of 5:00 p.m., New York City time, on February 26, 2024 (the “Expiration Time”), Healthpeak and Healthpeak OP have received the required consents of the holders of DOC Notes.

Promptly following the closing of the Merger, a supplemental indenture to the Indentures (the “Supplemental Indenture”) will be executed and delivered, which Supplemental Indenture will contain the amendments as to which consents were sought and an unconditional and irrevocable guarantee by Healthpeak and Healthpeak OP of the prompt payment, when due, of any amount owed to the holders of the DOC Notes under such DOC Notes and such Indenture and any other amounts due pursuant to such Indenture (the “Healthpeak Guarantee”). The Supplemental Indenture will become effective upon its execution and delivery. The amendments contained in the Supplemental Indenture will not become operative, and the Healthpeak Guarantee will not be issued, until the completion of the Merger.

In accordance with the terms of the consent solicitation and offers to guarantee, if the Merger is completed, as soon as practicable thereafter, Healthpeak will make a payment to each holder of DOC Notes for which a valid and unrevoked consent was provided prior to the Expiration Time, in an amount equal to $1.00 for each $1,000 principal amount of DOC Notes for which such holder provided valid and unrevoked consent prior to the Expiration Time.

The amendments will amend the following sections contained in the Indentures: (i) the limitation on incurrence of total debt, limitation on incurrence of secured debt, debt service coverage test for incurrence, maintenance of unencumbered assets and insurance covenants would be conformed to the corresponding covenants in Healthpeak’s and Healthpeak OP’s existing indentures, (ii) the maintenance of properties covenant, which is not contained in Healthpeak’s and Healthpeak OP’s existing indentures, would be eliminated from the Indentures, (iii) the financial reporting covenant would be amended to replace Physicians Realty L.P.’s reporting obligations with Healthpeak’s reporting obligations and (iv) the events of default section would be conformed to the corresponding events of default section in Healthpeak’s and Healthpeak OP’s existing indentures.

The terms and conditions of the consent solicitation and offers to guarantee were set forth in a Consent Solicitation Statement/Prospectus Supplement dated February 12, 2024, which was filed with the Securities and Exchange Commission, and which was sent to record holders of the DOC Notes.

Barclays Capital Inc. and Morgan Stanley & Co. LLC acted as the Solicitation Agents for the consent solicitation and offers to guarantee. Questions regarding the terms of the consent solicitation and offers to guarantee should be directed to Barclays Capital Inc. by calling (800) 438-3242 (toll-free) or (212) 528-7581 (collect) or Morgan Stanley & Co. LLC by calling (800) 624-1808 (toll-free) or (212) 761-1057 (collect).

Global Bondholder Services Corporation acted as the Information Agent and Tabulation Agent for the consent solicitation and offers to guarantee. Questions concerning consent procedures and requests for copies of the Consent Solicitation Statement/Prospectus Supplement should be directed to Global Bondholder Services Corporation by calling at (855) 654-2015 (toll-free) or (212) 430-3774 (banks and brokers).

This press release is for informational purposes only and is not an offer to purchase or sell, a solicitation of an offer to purchase or sell, or a solicitation of consents with respect to any securities. The solicitation and offers to guarantee were made solely pursuant to an effective shelf registration statement and prospectus and the above-described Consent Solicitation/Prospectus Supplement dated February 12, 2024.

The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

About Healthpeak Properties

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates, and develops high-quality real estate for healthcare discovery and delivery.

Forward-Looking Statements

Statements contained in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the issuance of the guarantee and any payment on the DOC Notes; and (iii) the amendments to the Indentures. Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: risks associated with the ability to consummate the proposed merger with Physicians Realty Trust (the “DOC Merger”) and the timing of the closing of the proposed merger; satisfaction of closing conditions to consummate the DOC Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transactions with Physicians Realty Trust (the “DOC Transactions”); the ability to secure favorable interest rates on any borrowings incurred in connection with the DOC Transactions; the impact of indebtedness incurred in connection with the DOC Transactions; the ability to successfully integrate portfolios, business operations, including properties, tenants, property managers and employees; the ability to realize anticipated benefits and synergies of the DOC Transactions as rapidly or to the extent anticipated by financial analysts or investors; potential liability for a failure to meet regulatory or tax-related requirements, including the maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common stock or other securities; potential changes to tax legislation; changes in demand for developed properties; adverse changes in the financial condition of joint venture partner(s) or major tenants; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of Healthpeak; risks associated with the industry concentration of tenants; the potential impact of announcement of the DOC Transactions or consummation of the DOC Transactions on business relationships, including with clients, tenants, property managers, customers, employees and competitors; risks related to diverting the attention of Healthpeak’s management from ongoing business operations; unfavorable outcomes of any legal proceedings that have been or may be instituted against Healthpeak; costs related to uninsured losses, condemnation, or environmental issues, including risks of natural disasters; the ability to retain key personnel; costs, fees, expenses and charges related to the DOC Transactions and the actual terms of the financings that may be obtained in connection with the DOC Transactions; changes in local, national and international financial markets, insurance rates and interest rates; general adverse economic and local real estate conditions; risks related to the market value of shares of Healthpeak common stock to be issued in the DOC Transactions; the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; foreign currency exchange rates; increases in operating costs and real estate taxes; changes in dividend policy or ability to pay dividends for Healthpeak common stock; impairment charges; unanticipated changes in Healthpeak’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity; pandemics or other health crises, such as coronavirus (COVID-19); and those additional risks and factors described under “Risk Factors” in the Consent Solicitation Statement/Prospectus Supplement dated February 12, 2024, in Healthpeak’s Annual Report on Form 10-K for the year ended December 31, 2023 and as described from time to time in Healthpeak’s Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

Andrew Johns, CFA

Senior Vice President – Investor Relations

720-428-5400

Source: Healthpeak Properties, Inc.